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                                                                 EXHIBIT 10.36

                            CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
                                    WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                     ASTERISKS DENOTE OMISSIONS.


                               COMPELLING CONTENT

This Memorandum of Engagement is made on June 7, 1999 between VitaminShoppe.com ("Client"), whose offices are located at 380 Lexington Avenue, Suite 1764, New York, NY 10168 and Compelling Content (Agency) whose offices are located at 104 Fifth Avenue, New York, NY 10011.

1. SERVICES TO BE PERFORMED. The Agency, acting as agent for VitaminShoppe.com, will provide account services, strategic development, online and offline creative development including banner, email, broadcast and print advertising campaigns.

2. PAYMENT. In consideration of the Agency's performance of these services, the Client agrees to pay the Agency a retainer of $[*****] per month, plus production charges which will be estimated and billed separately.

3. EXPENSES. Client agrees to pay all of the Agency's expenses in connection with this Engagement, including travel, equipment, and any other third party expense relating to the Engagement. All such expenses must be pre-authorized by client, before they can be incurred by Agency.

4. STARTUP COSTS. It is understood that during the first several months of this Engagement, the Agency will perform many of the functions that will eventually be handled by the Client's Marketing, Art and Technical Departments. It is anticipated that these services will exceed the workload for which the retainer has been established, and the Agency will invoice the Client for the added services on a monthly basis, providing detailed support and backup.

5. INVOICES. The Agency will submit an invoice for the retainer of $[*****] on the first of each month for payment within 15 days. Invoices for expenses, production and other costs will be billed in a timely fashion.

6. TERMINATION. This agreement can be terminated by either party by providing the other with a 60 (sixty) day written notice.

Agreed to and accepted by:


[SIG]                                            [SIG]
--------------------------------------------------------------------------------
Marshall Karp                                     Eliot Russman
Compelling Content                                VitaminShoppe.com


6/7/99                                            6/21/99
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Date                                              Date